As filed with the Securities and Exchange Commission on April 3, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Molecular Templates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3409596
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9301 Amberglen Blvd, Suite 100

Austin, Texas 78729

(512) 869-1555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Molecular Templates, Inc. 2018 Equity Incentive Plan

(Full Title of the Plan)

Eric E. Poma, Ph.D.

Chief Executive Officer and Chief Scientific Officer

Molecular Templates, Inc.

9301 Amberglen Blvd, Suite 100

Austin, Texas 78729

(512) 869-1555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William C. Hicks, Esq.

Matthew J. Gardella, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement registers an aggregate of 2,254,066 additional shares of common stock, par value $0.001 per share (“Common Stock”), of Molecular Templates, Inc. (the “Registrant”) reserved for issuance under the Molecular Templates, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Plan”), consisting of an increase of 2,254,066 shares reserved under the 2018 Plan effective January 1, 2023 by operation of the 2018 Plan’s “evergreen” provision. This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 (333-254484), Form S-8 (File No. 333-237148), Form S-8 (File No. 333-230617) and Form S-8 (File No. 333-225826) are effective. Pursuant to Instruction E of Form S-8, the information contained in the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on June  22, 2018, as amended on August 3, 2018 (File No. 333-225826), Form S-8 filed with the Securities and Exchange Commission on March 29, 2019 (File No.  333-230617), Form S-8 filed with the Securities and Exchange Commission on March 13, 2020 (File No.  333-237148), Form S-8 filed with the Securities and Exchange Commission on March 19, 2021 (File No.  333-254484) and Form S-8 filed with the Securities and Exchange Commission on March 29, 2022 (File No. 333-263928) are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated herein by reference:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 30, 2023;

(b)

All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above (other than the portions of those documents not deemed to be filed); and

(c)

the description of our Common Stock contained in the registration statement on Form 8-A registering our Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which was initially filed with the SEC on January 28, 2005, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit Index

Exhibit Number	Item

4.1	Amended and Restated Certificate of Incorporation of the Company, as subsequently amended (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 001-32979) filed on March 6, 2014).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company, dated August 1, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-32979) filed with the Securities and Exchange Commission on August 1, 2017).

4.3	Certificate of Amendment (Name Change) of Amended and Restated Certificate of Incorporation of the Company, dated August 1, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-32979) filed with the Securities and Exchange Commission on August 7, 2017).

4.4	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, dated November 22, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-32979) filed on November 25, 2019).

Exhibit Number	Item

4.5	Amended and Restated Bylaws of the Company, as amended effective March 29, 2019 (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K (File No. 001-32979) filed with the Securities and Exchange Commission on March 29, 2019).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included in the signature page of this registration statement).

99.1#	Molecular Templates, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-32979) filed with the Securities and Exchange Commission on June 1, 2018).

99.2#	Form of Stock Option Grant Notice and Option Agreement for employees under the 2018 Equity Incentive Plan (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-8 (File No. 333-225826) filed with the Securities and Exchange Commission on June 22, 2018).

99.3#	Form of Stock Option Grant Notice and Option Agreement for non-employee directors under the 2018 Equity Incentive Plan (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-8 (File No. 333-225826) filed with the Securities and Exchange Commission on June 22, 2018).

107*	Calculation of Filing Fee Table.

*	Filed herewith.
#	Indicates a management contract or compensatory plan.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas on April 3, 2023.

MOLECULAR TEMPLATES, INC.

By:	/s/ Eric E. Poma, Ph.D.
Eric E. Poma, Ph.D.

Chief Executive Officer and Chief Scientific Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric E. Poma, Ph.D., and Jason S. Kim, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric E. Poma, Ph.D. Eric E. Poma, Ph.D.	Chief Executive Officer and Chief Scientific Officer and Director (Principal Executive Officer)	April 3, 2023

/s/ Jason S. Kim Jason S. Kim	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 3, 2023

/s/ Harold E. Selick, Ph.D. Harold E. Selick, Ph.D.	Director	April 3, 2023

/s/ Jonathan Lanfear Jonathan Lanfear	Director	April 3, 2023

/s/ David Hirsch, M.D., Ph.D. David Hirsch, M.D., Ph.D.	Director	April 3, 2023

/s/ David R. Hoffmann David R. Hoffmann	Director	April 3, 2023

/s/ Kevin M. Lalande Kevin M. Lalande	Director	April 3, 2023

/s/ Corazon “Corsee” Sanders, Ph.D. Corazon “Corsee” Sanders, Ph.D.	Director	April 3, 2023

/s/ Gabriela Gruia, M.D.	Director	April 3, 2023
Gabriela Gruia, M.D.

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